Exhibit 99.1
December 13, 2006
M E M O R A N D U M

TO:	CSK Auto, Inc. Officers and other Insider Group Members

FROM:	Randi Morrison

RE:	Notice of Blackout Period Concerning Company Stock, Including Stock Trades Within the CSK Auto, Inc. Retirement Program

     As you know, as a member of the Company’s Insider Group, you are currently subject to restrictions which prohibit trading in Company stock. Up until now, this restriction has not applied to non-discretionary automatic purchases of Company stock within the CSK Auto, Inc. Retirement Program (“Plan”). Effective with this Notice, this exception will no longer apply until further notice. In particular, please note the following.
     1. Purchases of Company stock by payroll contribution under the Plan will be temporarily suspended effective December 20, 2006 for all participants, including Insider Group members, for the reasons set forth in the attached Notice. This “blackout period” will end after the Company becomes current in its SEC financial reporting obligations. You will be provided more information about when the blackout period will end when such information becomes available.
     2. As a result of current restrictions, coupled with the above blackout under the Plan, you are not permitted, directly or indirectly, to purchase, sell or otherwise acquire or transfer any equity securities of the Company (or derivative securities of those equity securities, such as stock options) during the blackout period described below. The prohibitions also apply to any direct or indirect pecuniary interest you may have in such securities, such as Company stock held by immediate family members living with you, or held in trust, or by controlled partnerships or corporations.
     3. This notice is being provided as soon as practicable after the Company received notice from the CSK Auto Retirement Plan Committee (to which the Company has delegated its duties as the administrator of the Plan) of the Plan’s blackout. As documented in the attached certification, the generally required 15-day advance notice was not possible due to events beyond the Company’s reasonable control.
     4. If you engage in a transaction that violates these restrictions, you may be required to disgorge your profits from the transaction and you may be subject to civil and criminal penalties. The SEC regulations regarding blackout period restrictions are complex. To avoid any inadvertent violations of the blackout period restrictions, you are required to follow our pre-clearance procedures in connection with any proposed transaction in Company securities during the blackout period. In addition, during this blackout period, the trading restrictions under our insider trading policy continue to apply.

DETERMINATION BY CSK EMPLOYEE BENEFITS PLAN COMMITTEE
     Due to the lack of current financial information concerning the Company on file with the SEC and its effect on the continuing effectiveness of the Form S-8 SEC Registration Statement for the CSK Auto, Inc. Retirement Program (the “Plan”), participants in the Plan may not direct new investments to the CSK Common Stock Fund beginning on December 20, 2006 and ending after the Company becomes current in its SEC filing requirements (the “Blackout Period”). This Blackout Period will also result in a prohibition on transactions in Company stock by executive officers and directors of the Company under Section 306(a) of the Sarbanes Oxley-Act of 2002 (the “Act”).
     Because the need for the Blackout Period was caused by circumstances that were beyond the Company’s reasonable control, the Company hereby finds, in concurrence with the finding of the Retirement Plan Committee, that it was impossible to provide directors and named executive officers the 15-day advance notice of the Blackout Period generally required pursuant to Section 306(a) of the Act. Such notice shall instead be provided as soon as reasonably practicable hereafter, as permitted by the Act in such circumstances.

By:

Name:	Jerry Olson

Title:	Vice President of Human Resources

Date:	December 13, 2006

Important Notice Concerning Your Rights Under
The CSK Auto, Inc. Retirement Program
December 13, 2006
1.	This notice is to inform you that the purchasing (either by payroll contribution or transfer of funds) of CSK Auto Corporation common stock under the CSK Auto, Inc. Retirement Program (the “Plan”) will be temporarily suspended effective December 20, 2006. This is due to the pending restatement of the financial results for CSK Auto, Inc. (the “Company”) and the filing with the SEC of such restated financial statements and the Company’s quarterly financial statements for fiscal 2006. This period is called a “blackout period.”

2.	The blackout period will end after the Company files these financial statements and otherwise becomes current in its financial reporting obligations. You will be provided more information about when the blackout period will end when such information is available.

3.	As a result of foregoing, you temporarily will be unable to direct investments (either of new contributions or by transferring amounts from another investment fund) into the CSK Common Stock Fund under the Plan. It is important to note, however, that unless you are a director, executive officer or other member of the Company’s Insider Group (“insider”), the blackout period will not affect your ability to reallocate amounts currently held under the CSK Common Stock Fund into a new investment fund. Neither will the blackout affect transactions with respect to the other investment funds. In other words, during the blackout period you may transfer amounts out of, but not into, the CSK Common Stock Fund. However, insiders may neither transfer funds into or out of the CSK Common Stock Fund during the blackout period.

If your current investment election directs investments into the CSK Common Stock Fund, you may change your election at any time in accordance with usual Plan procedures. However, unless and until you do so, those amounts will instead automatically be allocated to the Fidelity Income Fund and will remain in that Fund until you direct otherwise.

Please note that due to the blackout period, your CSK Common Stock Fund elections will be automatically changed to the Fidelity Income Fund (or any other option you subsequently choose). This will be an actual election change in the Plan’s recordkeeping system, which you can view by accessing the Plan’s website at https://www.retireonline.com. This election will not automatically change just because the blackout period has ended. Thus, once the blackout period ends, if you wish to invest new contributions in the CSK Common Stock Fund again, you will need to make an affirmative election at that time to do so. In the absence of a post-blackout period election, your contributions will continue to be allocated to the Fidelity Income Fund or any other investment fund(s) that you have subsequently chosen.

4.	As noted above, you will temporarily be unable to direct any new monies into the CSK Common Stock Fund during the blackout period. For this reason, it is very important that you review and consider the appropriateness of your current investments. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds.

5.	The U.S. Department of Labor (“DOL”) does not require a “blackout notice” where the trading suspension is due to the application of federal securities laws, but we are voluntarily providing this notice anyway. Where the DOL blackout rules do apply, federal law generally requires that you be furnished notice of a blackout period at least 30 days in advance of the last date on which you could exercise your affected rights immediately before the commencement of any blackout period, in order to provide you with sufficient time to consider the effect of the blackout period on your retirement and financial plans. If the rule applies, there is an exception to this 30 day rule where such advance notice is not possible due to events beyond the reasonable control of the CSK Auto Retirement Plan Committee, which has been delegated the authority of plan administrator. Given the current circumstances, the Retirement Committee determined that if the rule applies, it was impossible to furnish 30 days advance notice.

6.	If you have any questions concerning this notice, you should contact Jo Ann Hinson, Director of Benefits and Payroll, at (602) 631-7333, Vickie Moss, Retirement Programs Manager, at (602) 631-7119, or the Retirement Program Administrator at CSK Auto, Inc., P.O. Box 6030, Phoenix, Arizona 85005